NEWS ANNOUNCEMENT
SYS Contact: Edward M. Lake Chief Financial Officer 858-715-5500 Email: investmentinfo@systechnologies.com

SYS TECHNOLOGIES RAISES $6.25 MILLION IN PRIVATE PLACEMENT

SAN DIEGO, CA - February 17, 2006 - SYS Technologies (AMEX: SYS), a leading provider of information connectivity solutions that enable real-time, complex decision-making, announced today that the Company has completed a private placement of $6.25 million in a subscription offering of units consisting of common stock and unsecured subordinated convertible notes.

In connection with the private placement, SYS will issue 868,049 shares of common stock based on the closing price of the Company’s stock on Tuesday, February 14th of $3.60 per share and will issue approximately $3.1 million in three-year unsecured subordinated convertible notes (notes) also with a conversion price of $3.60 per share. The shares of common stock and notes have not been registered under the Securities Act, or any state securities laws, and were sold in a private transaction under Regulation D. The shares of common stock, including the shares of common stock underlying the notes, may not be reoffered or resold unless the reoffer or resale is registered or unless exemptions from the registration requirements of the Securities Act and applicable state laws are available. SYS has agreed to file a registration statement with the Securities and Exchange Commission covering the resale by the investors of the privately placed common stock, including the common stock issuable upon conversion of the notes, within 90 days of the closing. The funds will be used for working capital and general corporate purposes.

Investors included management and directors of the company, institutional investors and individual investors many of whom have invested in prior SYS offerings.

Cliff Cooke, President and CEO of SYS, commented, “I am very pleased in the confidence our existing and new investors have shown in our growth and diversification plan. This round of financing will enable us to continue growing and diversifying our business while making the investments in research and development and sales and marketing that are required at this stage of our growth. We are excited about the opportunities that lie ahead, and are confident that our strategy of integrating technologies from our various business units results in unique solutions for our current and targeted customer base.”

About SYS Technologies

SYS Technologies (AMEX: SYS), is a leading provider of information connectivity solutions that capture, analyze and present real-time information to decision makers. Using interoperable communications software, sensors, wireless networks, decision-support tools and Net-centric technologies, our technical experts enhance complex decision-making. We also provide solution lifecycle support with program, financial, test and logistical services and training. Founded in 1966, SYS is headquartered in San Diego and has principal offices in California and Virginia. For additional information, visit www.systechnologies.com.

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release regarding the Company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although SYS believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. Actual results could differ materially based upon a number of factors including, but not limited to, the state of economy, competition, unanticipated business opportunities, availability of financing, market acceptance, government regulation, dependence on key personnel, limited public markets and liquidity, shares eligible for future sale, continuation and renewal of contracts and other risks that may apply to the Company, including risks that are disclosed in the Company’s Securities and Exchange Commission filings, including its report on Form SB-2 filed on June 23, 2005, Form 10KSB filed on September 28, 2005 and Form 10Q filed on November 14, 2005 and Form 10Q filed on February 14, 2006.

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